CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES B PREFERRED STOCK
                                       OF
                               QUANTUM CORPORATION

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)


         QUANTUM CORPORATION, a corporation existing under the laws of the State of Delaware (the "Corporation"), by Michael A. Brown, President of the Corporation, and Richard L. Clemmer, Secretary of the Corporation, DOES HEREBY CERTIFY as follows:

         1. That pursuant to Section 4 of the Certificate of Incorporation of the Corporation, the Corporation is authorized to issue 4,000,000 shares of Preferred Stock, par value $.01 per share, and the Board of Directors of the Corporation is expressly authorized to fix, to the extent permitted by law and said Section 4, the distinctive terms and characteristics of any and all series of Preferred Stock.

         2. That the Board of Directors of the Corporation, at a meeting thereof held on January 31, 1997, duly adopted the following resolutions authorizing the issuance of a series of the Corporation's Preferred Stock, and fixing the designations, preferences and other rights and qualifications, limitations and restrictions thereof as follows:

         "WHEREAS, the Board of Directors of Quantum Corporation (the "Corporation") is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to provide by resolution or resolutions for the issuance of shares of its preferred stock par value $.01 per share (the "Preferred Stock"), and by filing a certificate of designations in the manner prescribed under the laws of the State of Delaware, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued class or series of Preferred Stock, and the number of shares of any such series, and the designation thereof, or any of them; and

         WHEREAS, the Board of Directors of the Corporation desires to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series;

         NOW, THEREFORE, BE IT RESOLVED that a series of Preferred Stock on the terms and with the provisions set forth below is hereby authorized:

                  1. Designation. The Preferred Stock created and authorized hereby shall be designated as the "Series B Preferred Stock, par value $.01 per share" (the "Series B Preferred Stock"). The number of shares constituting the Series B Preferred Stock shall be ninety thousand (90,000) and no more.

                                       1.

                  2. Rank. The Series B Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up of the affairs of the Corporation, rank prior to the common stock, par value $.01 per share (the "Common Stock"), of the Corporation and all other series of Preferred Stock of the Corporation (the Common Stock and all such other series of Preferred Stock are herein referred to as "Junior Securities"). The Series B Preferred Stock shall be subordinate to any bank debt.

                  3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution, change in control (as defined below) or sale of all or substantially all the assets of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to the sum of one hundred eleven dollars and eleven cents ($111.11), plus an amount equal to declared but unpaid dividends on each such share of Series B Preferred Stock, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. Except as provided in the preceding sentence, holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series B Preferred Stock, then the holders of all such shares shall share ratably in such payment or
         distribution   of  assets.   A  "change  of  control"  shall  mean  any
         consolidation or merger of the Corporation with or into any other Corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization.

                  4. Conversion. Each share of Series B Preferred Stock shall convert into such number of fully paid, non-assessable shares of Common Stock as shall equal the then current Conversion Rate (as defined below) upon the earlier to occur of (i) the close of business on the date the Current Fair Market Value (as defined below) per share of Common Stock equals or exceeds the Conversion Price (as defined below),
         (ii) April 1, 1999 or (iii) such date as specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series B Preferred Stock after the date such written consent or agreement is received by the Corporation. The "Conversion Rate" shall initially be one (1) and the "Conversion Price" shall initially be seventy dollars ($70.00), and each shall be adjusted in accordance with Section 5. For the purpose of any computation hereunder, the "Current Fair Market Value" of a share of Common Stock on any date shall be deemed to be the closing price per share of Common Stock on the Trading Day (as defined below) immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated

                                       2.

         transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or reported on the Nasdaq National Market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day upon which trading occurred on the Nasdaq National Market or, if the Common Stock is not listed on the Nasdaq National Market, any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

         Shares of Series B Preferred Stock shall be convertible at the principal office of the Corporation or the office of any transfer agent or at such other office or offices, if any, as the Board of Directors may designate. In order to convert shares of Series B Preferred Stock into shares of Common Stock, the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor duly endorsed or assigned to the Corporation or in blank and free and clear of all liens, charges and encumbrances, and give written notice to the Corporation at said office designating the number of such shares to be so converted and, if any of the shares are to be registered in a name or names other than that in which the shares of Series B Preferred Stock surrendered are registered, specifying the name or names in which such shares are to be registered. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the share of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  5. Adjustments to Conversion Price and Conversion Rate; Subdivisions and Combinations of Shares; Fractional Shares, Etc.

                                       3.

                           (a) Stock Splits, Subdivisions, etc. In the event the
                  Corporation should at any time or from time to time after the date of the first issuance of Series B Preferred Stock fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common
                  Stock, or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), (i) the Conversion Price shall be appropriately decreased so that (A) the product of the Conversion Price immediately preceding such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed) multiplied by the number of shares of Common Stock and Common Stock Equivalents outstanding immediately preceding such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed) equals (B) product of the Conversion Price as so decreased multiplied by the number of shares of Common Stock and Common Stock Equivalents outstanding immediately following such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), and (ii) the Conversion Rate shall be appropriately increased so that (A) the product of the Conversion Rate as so increased multiplied by the number of shares of Series B Preferred Stock then outstanding equals (B) such number of shares of Common Stock as would have been obtained following such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed) had the shares of Series B Preferred Stock then outstanding converted to shares of Common Stock immediately preceding such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed) at the then current Conversion Rate.

                           (b) Stock  Combinations.  If the  number of shares of
                  Common Stock outstanding at any time after the date of the first issuance of Series B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, (i) the Conversion Price shall be appropriately increased by multiplying the then Conversion Price by the fraction obtained by dividing (A) the number of shares of Common Stock outstanding immediately preceding such record date by (B) the number of shares of Common Stock outstanding immediately following such record date, and (ii) the Conversion Rate shall be appropriately decreased by multiplying the then Conversion Rate by the fraction obtained by dividing (A) the number of shares of Common Stock outstanding immediately

                                       4.

                  following such record date by (B) the number of shares of Common Stock outstanding immediately preceding such record date.

                           (c) Recapitalizations. If at any time or from time to
                  time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or
                  Section 3), provisions shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
                  Section 5 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price and Conversion Rate then in effect) shall be applicable after that event as nearly equivalent as may be practicable.

                           (d) No Fractional Shares and Certificate as to Adjustments.

                                    (i) No  fractional  shares  shall be  issued
                           upon the conversion of any share or shares of Series B Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion. The Corporation shall, in lieu of issuing fractional shares, pay to each Series B Preferred Stockholder, in cash, the amount equal to the Current Fair Market Value of a share of Common Stock on the day of conversion multiplied by the fraction of a share of Common Stock to which such Series B Preferred Stockholder would have been entitled but for the provisions of this Section 5(d)(i).

                                    (ii) Upon the occurrence of each  adjustment
                           or readjustment of the Conversion Price and Conversion Rate of Series B Preferred Stock pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                                       5.

                           (e) Minimal Adjustments;  Rounding.  No adjustment in
                  the Conversion Rate or Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate or Conversion Price, as the case may be; provided, however, that any adjustments which by reason of this Section 5(e) are not required to be made shall be carried forward and taken into account in the next subsequent adjustment. All calculations under this Section 5 shall be made to the nearest one one-thousandth of a share of Series B Preferred Stock (rounded up in the event of a five ten-thousandth of a share), in the case of the Conversion Rate, or to the nearest cent (rounded up in the event of a half-cent), in the case of the Conversion Price.

                           (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these articles.

                           (g)  Status  of Common  Stock  Upon  Conversion.  All
                  shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

                           (h) Transfer  Taxes.  The  Corporation  shall pay all
                  documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect to any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Series B Preferred Stockholder in respect of which such shares of Series B Preferred Stock are being issued.

                                       6.

                                    (i)  Notices.  Any  notice  required  by the
                           provisions of this Section 5 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid and addressed to each holder of record at his address appearing on the books of the Corporation.

                  6. Voting Rights. Holders of shares of Series B Preferred Stock will not be entitled to vote, except as otherwise required by law, with respect to any matters submitted to a vote of the stockholders.

                  7. Dividends. The holders of record of Series B Preferred Stock shall be entitled to receive ratably with the holders of record of shares of Common Stock on an as-if-converted basis, such dividends, payable in cash or otherwise (other than dividends payable in shares of Common Stock or Common Stock Equivalents, to which the holders of record of shares of Series B Preferred Stock shall not be entitled), as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  8. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law."


                                       7.

         IN WITNESS WHEREOF, the undersigned do hereby execute this Certificate, and do hereby declare and certify that this is our act and deed and the facts herein stated are true, and accordingly have executed this Certificate as of February __, 1997.


                                            QUANTUM CORPORATION



                                            By:   /s/ MICHAEL A. BROWN
                                                ---------------------------
                                                  Name:    Michael A. Brown
                                                  Title:   President

ATTEST:



By:   /s/ RICHARD L. CLEMMER
   ------------------------------
      Name:    Richard L. Clemmer
      Title:   Secretary

                                       8.